EXHIBIT 99.1


FOR  IMMEDIATE  RELEASE
-----------------------


                    MERCER ANNOUNCES RESIGNATION OF TRUSTEE

NEW YORK, New York, December 16, 2003 - Mercer International Inc. (the "Company") (Nasdaq: MERCS, TSX:MRI.U) announces that R. Ian Rigg has resigned as a trustee of the Company. The resignation of Mr. Rigg was not the result of a disagreement with the Company on any matter. Jimmy S.H. Lee, Chief Executive
Officer and President of the Company, commented: "I want to express my appreciation for Ian's contributions to the Company and wish him the best in his future endeavours."


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Contact:

     Jimmy  S.H.  Lee/David  M.  Gandossi
     (41)  43  344-7070
          or
     Financial  Dynamics
     Investors:  Eric  Boyriven/Paul  Johnson
     (212)  850-5600

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